Exhibit 10.08

Granted to:
Employee ID:
Number of shares:
Type of Stock Option:
Grant Number:
Grant Date:
Grant Expiration Date:
Exercise Price:

Vesting Schedule
Vesting Start Date:

First Date to Exercise	Number of Shares	Last Date to Exercise

Authorized by:
/s/ Eric R. Ball
Eric R. Ball,
Vice President and Treasurer

FOR SECTION 16 OFFICERS
NOTICE OF STOCK OPTION GRANT
2000 LONG-TERM EQUITY INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION
1.	Grant. Oracle Corporation (the “Company”) has granted to the optionee (“Optionee”) named on the preceding Certificate of Stock Option Grant (the “Certificate”) a non-qualified option (the “Option”) to purchase the total number of shares of Common Stock set forth on such Certificate (the “Shares”) at the exercise price per share set forth therein (the “Exercise Price”). This Option is subject to the terms set forth below and in the Company’s 2000 Long-Term Equity Incentive Plan as amended to date (the “Plan”). In the event of a conflict between the terms of the Plan and the terms of this Notice of Stock Option Grant (the “Grant Notice”), the terms of the Plan shall govern. All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

2.	Restrictions on Exercise. Subject to the terms of the Plan and this Grant Notice, the Option may be exercised in increments on or after each vesting date specified on the Certificate, provided that in no event may the Option be exercised after the last date to exercise specified on the Certificate (the “Expiration Date”). In addition, this Option may not be exercised as to fewer than 100 shares unless it is exercised as to all Shares as to which this Option is then exercisable.

The Optionee agrees to comply with the Insider Trading restrictions applicable to the Company’s officers for one fiscal quarter following the Optionee’s termination of his/her employment relationship with the Company or any Parent, Subsidiary or Affiliate of the Company, regardless of the reason for such termination. Under these restrictions, the Optionee may be prohibited from trading in the Company’s securities during the last month of the fiscal quarter and until two full trading days following the Company’s earnings announcement for that fiscal quarter. Notwithstanding the foregoing, this Option is subject to the time limitations on exercise set forth in Section 6(i) of the Plan and Section 3 below (the “Remaining Option Exercise Period”); provided that if any “No Trading” period under Oracle’s Insider Trading Policy occurs during the Remaining Option Exercise Period and the Optionee is prohibited from trading during such period, the Remaining Option Exercise Period shall be extended by the number of days equivalent to any such periods such that the total amount of time the Optionee shall have to exercise the vested portion of this Option shall be equal to the original Remaining Option Exercise Period (except that, if the Expiration Date of the Option occurs during this additional extension period, such Option shall still expire on the Expiration Date and the additional extension period shall not be extended beyond the Expiration Date).

3.	Termination of Option.
a)	This Option shall cease vesting upon termination of Optionee’s employment relationship with Optionee’s employer. An Optionee’s employment relationship shall be considered to have terminated, and the Optionee to have ceased to be employed by the Company or its Parent, Subsidiary or Affiliate, on the earliest of:

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(1)	the date on which the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, delivers to the Optionee notice in a form prescribed by the Company that the Company, or such other entity, is thereby terminating the employment relationship (regardless of whether the notice or termination is lawful or unlawful or is in breach of any contract of employment) unless the Optionee is transferring employment to the Company, or any Parent, Subsidiary or Affiliate;

(2)	the date on which the Optionee delivers notice in a form prescribed by the Company, to the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, that the Optionee is terminating the employment relationship (regardless of whether the notice or termination is lawful or unlawful or is in breach of any contract of employment) unless the Optionee is transferring employment to the Company, or any Parent, Subsidiary or Affiliate;

(3)	the date on which the Optionee ceases to provide services to the Company, or any Parent, Subsidiary or Affiliate of the Company, as appropriate, except where the Optionee is on an authorized leave of absence; or

(4)	the date on which the Optionee ceases to be considered an “employee” under applicable law.
The committee of the Board of Directors of the Company administering the Plan (the “Committee”) shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated.

b)	If Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company, as appropriate, for any reason except death or disability, this Option may be exercised to the extent (and only to the extent) that it would have been exercisable upon the date of termination of Optionee’s employment, within three (3) months after the date of termination, subject to Section 2 above, but in any event no later than the Expiration Date of the Option. If employment ceases because of death or disability, this Option may be exercised to the extent (and only to the extent) specified in the Plan, subject to Section 2 above.
4.	Manner of Exercise; Consideration. The Option may be exercised by delivery to the Company of the stock option exercise agreements in the form then approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements, as may be required by the Company to comply with applicable laws, together with payment in a form allowed under the Plan. The current forms of Stock Option Exercise Form and Stock Option Exercise Notice and Agreement (the “Exercise Agreement”) are available at the Company’s web site at:

[Intranet Link]

The Committee may permit the execution of “same day sale” transactions electronically.

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Due to administrative restrictions, paying the Exercise Price by means of the surrender of Shares having a Fair Market Value equal to the applicable Exercise Price of the Option is not an available method of exercise under this Grant Notice.

5.	Compliance with Laws and Regulations. The issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal, state, local or foreign securities laws and with all applicable requirements of any stock exchange or national market system on which the Company’s common stock may be listed at the time of such issuance or transfer.

6.	Transferability of Option. This Option may not be transferred in any manner other than (i) by will, or (ii) by the laws of descent and distribution, provided however, a U.S. Optionee may transfer a vested portion of the Option for no consideration to or for the benefit of one or more members of the Optionee’s Immediate Family (including, without limitation, to a trust for the benefit of the Optionee’s Immediate Family)(a “Transferee”), subject to such limits as the Committee may establish, and such Transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The Optionee will continue to be treated as the holder of the Option for purposes of the Company’s record keeping and for other purposes deemed appropriate by the Company, including the right to consent to amendments to this Grant Notice; notwithstanding that the economic benefits and dispositive control has been transferred to the Transferee. Optionee agrees, on behalf of each Transferee, to exercise the Option upon the direction and arrangement of payment by such transferee and further agrees to forward all information provided by the Company (including but not limited to those required under the U.S. securities laws) with respect to the Option to the Transferee. In the discretion of the Committee, the foregoing right to transfer shall apply to the right to transfer ancillary rights associated with the Option. The term “Immediate Family” shall mean the Optionee’s spouse, qualified same-sex domestic partner, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee). Optionee acknowledges that the Optionee will continue to be liable for any taxes incurred in connection with the exercise of the Option.

7.	Tax Consequences. The U.S. federal income tax consequences of receipt and exercise and transfer of the Option, as well as upon disposition of the Shares following exercise, are set forth in the Plan Prospectus made available at the Company’s web site at:

[Intranet Link]

The tax treatment in the Optionee’s country of residence may differ from that reflected in the Plan Prospectus.

8.	Tax Withholding. Regardless of any action the Company or Optionee’s employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by Optionee is and remains Optionee’s responsibility and that the Company and/or Optionee’s employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items.

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Prior to exercise of the Option, Optionee will pay or make adequate arrangements satisfactory to the Company and/or Optionee’s employer to satisfy all withholding and payment on account obligations of the Company and/or Optionee’s employer. In this regard, Optionee authorizes the Company and/or Optionee’s employer to withhold all applicable Tax-Related Items legally payable by Optionee from his or her wages or other cash compensation paid to Optionee by the Company and/or Optionee’s employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of Shares that Optionee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. Finally, Optionee will pay to the Company or Optionee’s employer any amount of Tax-Related Items that the Company or Optionee’s employer may be required to withhold as a result of Optionee’s participation in the Plan or Optionee’s purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

9.	Nature of the Grant. By entering into this agreement and accepting the grant of an Option evidenced hereby, Optionee acknowledges that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan and this Grant Notice; (ii) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (iv) the Optionee’s participation in the Plan shall not create a right to further employment with the Optionee’s employer and shall not interfere with the ability of the Optionee’s employer to terminate the Optionee’s employment relationship at any time with or without cause; (v) the Optionee’s participation in the Plan is voluntary; (vi) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or Optionee’s employer, and which is outside the scope of the Optionee’s employment contract, if any; (vii) the Option is not part of normal or expected compensation or salary for any purpose including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits (including the 401(k) Savings and Investment Plan and the Deferred Compensation Plan) or similar payments; (viii) the vesting of any Option ceases upon termination of the employment relationship as described in Section 6(j)(iv) of the Plan except as may otherwise be explicitly provided in the Plan document; (ix) the future value of the underlying Shares is unknown and cannot be predicted with certainty, and the value of the Shares Optionee acquires under the Plan may increase or decrease in value, even below the Exercise Price; (x) if the underlying Shares do not increase in value, the Option will have no value; (xi) in the event that Optionee’s employer is not the Company, the grant of an Option will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of an Option will not be interpreted to form an employment contract with Optionee’s employer or any subsidiary or affiliate of the Company; (xii) in consideration of the Option grant, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of Optionee’s employment by the Company or Optionee’s employer (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company

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and his or her employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Grant Notice, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; (xiii) Optionee is responsible for the payment of all taxes and social contributions which may be imposed on the Optionee as a result of accepting and/or exercising Option; and (xiv) the Company has advised Optionee to consult his or her attorney or accountant with respect to the tax consequences upon exercise of the Option and/or disposition of Shares acquired under the Plan.

10.	Data Privacy Consent. As a condition of the grant of the Option, the Optionee hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, Optionee’s employer and the Company and any of its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan. The Optionee understands that the Company and any Parent, Subsidiary or Affiliate hold certain personal information about the Optionee, including the Optionee’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”). The Optionee acknowledges that Data may be transferred to E-Trade, Inc. (“E-Trade”) or such other broker as designated by the Company and to any third parties assisting in the implementation, administration and management of the Plan, provided that the Company ensures that the recipient maintains a level of privacy broadly equivalent to the standard set down in the Company’s Internal Privacy Policy. The Optionee accepts that these recipients may be located in the United States or the European Economic Area and that the recipient’s country may have different data privacy laws and protections than Optionee’s country. Optionee understands that Optionee may request a list with the names and address of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data to a designated broker or other third party with whom the Optionee may elect to deposit any Shares acquired upon exercise of the Option such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on Optionee’s behalf. The Optionee understands Data will be held only as long as necessary to implement, administer and manage Optionee’s participation in the Plan. The Optionee understands that the Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, without cost to Optionee, by contacting in writing Optionee’s local human resources representative. Optionee understands that withdrawal of consent may, however, affect Optionee’s ability to exercise or realize benefits from the Option. For more information on the consequences of refusal to consent or withdrawal of consent, Optionee understands that Optionee may contact Optionee’s local human resources representative.

As a condition of the grant of the Option, the Optionee unambiguously gives his or her consent to the transfer of Data, as described in the Grant Notice, and although countries outside of the European Union may lack legal provisions that offer an adequate level of

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protection, similar to the European Directive 95/46/EC, Optionee agrees that his or her personal data may be transferred to such countries.

11	Entire Agreement; Interpretation. The Plan made available at the Company’s web site at [intranet link] is incorporated herein by reference This Grant Notice and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. The Committee may amend this Grant Notice and the Plan from time to time. Optionee understands and agrees that the terms of the Option can only be amended in writing. Optionee agrees that the terms of the Plan govern the Option and that all interpretations and determinations made by the Company (or its Board of Directors and any committee of the Board administering the Plan) with respect to the Plan and this Grant Notice shall be final and binding on all persons. This Grant Notice is governed by California law except for that body of law pertaining to conflict of laws. Unless Optionee is subject to a Mutual Agreement to Arbitrate with the Company, Optionee agrees to institute any legal action or legal proceeding relating to the Grant Notice or the Plan in state court in San Mateo County, California or in federal court in San Francisco, California. Optionee agrees to submit to the jurisdiction of and agrees that venue is proper in the aforesaid courts in any such action or proceeding.

12.	Language. If Optionee received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

13.	Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted hereunder, participation in the Plan or future options that may be granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.	Severability. The provisions of this Grant Notice are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15.	By clicking “I have Read and Agree” on the button below, Optionee accepts the Option and agrees to be bound by its terms.
These terms apply to grants made on or after July 5, 2007.

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ORACLE CORPORATION
STOCK OPTION AGREEMENT
2000 LONG-TERM EQUITY INCENTIVE PLAN
U.S. NON-QUALIFIED STOCK OPTION
FOR NON-U.S. SECTION 16 OFFICERS
1.	Grant. Oracle Corporation (the “Company”) has granted to the optionee (“Optionee”) named on the preceding Certificate of Stock Option Grant (the “Certificate”) a U.S. non-qualified option (the “Option”) to purchase the total number of shares of Common Stock set forth on such Certificate (the “Shares”) at the exercise price per share set forth therein (the “Exercise Price”). This Option is subject to the terms set forth below in this stock option agreement including Exhibit A hereto (the “Agreement”) and in the Company’s 2000 Long-Term Equity Incentive Plan as amended to date (the “Plan”). In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

2.	Restrictions on Exercise. Subject to the terms of the Plan and this Agreement, the Option may be exercised in increments on or after each vesting date specified on the Certificate, provided that in no event may the Option be exercised after the last date to exercise specified on the Certificate (the “Expiration Date”). In addition, this Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

The Optionee agrees to comply with the Insider Trading restrictions applicable to the Company’s officers for one fiscal quarter following the Optionee’s termination of his/her employment relationship with the Company or any Parent, Subsidiary or Affiliate of the Company, regardless of the reason for such termination. Under these restrictions, the Optionee may be prohibited from trading in the Company’s securities during the last month of the fiscal quarter and until two full trading days following the Company’s earnings announcement for that fiscal quarter. Notwithstanding the foregoing, this Option is subject to the time limitations on exercise set forth in Section 6(i) of the Plan and Section 3 below (the “Remaining Option Exercise Period”); provided that if any “No Trading” period under Oracle’s Insider Trading Policy occurs during the Remaining Option Exercise Period and the Optionee is prohibited from trading during such period, the Remaining Option Exercise Period shall be extended by the number of days equivalent to any such periods such that the total amount of time the Optionee shall have to exercise the vested portion of this Option shall be equal to the original Remaining Option Exercise Period (except that, if the Expiration Date of the Option occurs during this additional extension period, such Option shall still expire on the Expiration Date and the additional extension period shall not be extended beyond the Expiration Date).

3.	Termination of Option.
a)	This Option shall cease vesting upon termination of Optionee’s employment relationship with Optionee’s employer. An Optionee’s employment relationship shall be considered to have terminated, and the Optionee to have ceased to be employed by the Company or its Parent, Subsidiary or Affiliate, on the earliest of:

(1)	the date on which the Optionee’s employer (the “Employer”) delivers to the Optionee notice terminating the employment relationship (regardless of whether the notice or termination is lawful or unlawful or is in breach of any contract of employment) unless the Optionee is transferring employment to the Company, or any Parent, Subsidiary or Affiliate;

(2)	the date on which the Optionee delivers notice to his or her Employer that the Optionee is terminating the employment relationship (regardless of whether the notice or termination is lawful or unlawful or is in breach of any contract of employment) unless the Optionee is transferring employment to the Company, or any Parent, Subsidiary or Affiliate;

(3)	the date on which the Optionee ceases to provide services to the Company, or any Parent, Subsidiary or Affiliate, as appropriate, except where the Optionee is on an authorized leave of absence; or

(4)	the date on which the Optionee ceases to be considered an “employee” under Applicable Law.

The committee of the Board of Directors of the Company administering the Plan (the “Committee”) shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate, as appropriate, and the effective date on which such employment terminated.

b)	If Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company, as appropriate, for any reason except death or disability, this Option may be exercised to the extent (and only to the extent) that it would have been exercisable upon the date of termination of Optionee’s employment, within three (3) months after the date of termination, subject to Section 2 above, but in any event no later than the Expiration Date of the Option. If employment ceases because of death or disability, this Option may be exercised to the extent (and only to the extent) specified in the Plan, subject to Section 2 above.

4.	Manner of Exercise; Consideration. The Option may be exercised by delivery to the Company of the stock option exercise agreements in the form then approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements, as may be required by the Company to comply with applicable laws, together with payment in a form allowed under the Plan. The current forms of stock option exercise form and stock option exercise notice and agreement (the “Exercise Agreement”) are available at the Company’s web site at:

[Intranet Link]

The Committee may permit the execution of cashless exercises electronically.

Exhibit A of this Agreement may limit the available methods of exercise for Optionees in some countries. Therefore, it is important to review Exhibit A for restrictions that may apply to Optionee.

Due to administrative restrictions, paying the Exercise Price by means of the surrender of Shares having a Fair Market Value equal to the applicable Exercise Price of the Option is not an available method of exercise under this Agreement.

5.	Compliance with Laws and Regulations. The issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal, state, local or foreign securities laws and with all applicable requirements of any stock exchange or national market system on which the Company’s common stock may be listed at the time of such issuance or transfer.

6.	Transferability of Option. This Option may not be transferred in any manner other than (i) by will, or (ii) by the laws of descent and distribution.

7.	Tax Consequence. The U.S. federal income tax consequences of the grant and exercise and transfer of the Option, as well as upon disposition of the Shares following exercise, are set forth in the plan prospectus made available at the Company’s web site at:

[Intranet Link]

The tax treatment in the Optionee’s country of residence may differ from that reflected in the plan prospectus.

8.	Tax Withholding. Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by Optionee is and remains Optionee’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items.

Prior to exercise of the Option, Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, Optionee authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Optionee from his or her wages or other cash compensation paid to Optionee by the Company and/or the Employer or from proceeds of the sale of Shares. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of Shares that Optionee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. Finally, Optionee will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Optionee’s participation in the Plan or Optionee’s purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

9.	Nature of the Grant. By entering into this Agreement and accepting the grant of an Option evidenced hereby, Optionee acknowledges that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan and this

Agreement; (ii) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (iv) the Optionee’s participation in the Plan shall not create a right to further employment with the Optionee’s employer and shall not interfere with the ability of the Employer to terminate the Optionee’s employment relationship at any time with or without cause; (v) the Optionee’s participation in the Plan is voluntary; (vi) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or Employer, and which is outside the scope of the Optionee’s employment contract, if any; (vii) the Option is not part of normal or expected compensation or salary for any purpose including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits (including the 401(k) Savings and Investment Plan and the Deferred Compensation Plan) or similar payments; (viii) the vesting of any Option ceases upon termination of the employment relationship as described in Section 6(i)(iv) of the Plan except as may otherwise be explicitly provided in the Plan document; (ix) the future value of the underlying Shares is unknown and cannot be predicted with certainty, and the value of the Shares Optionee acquires under the Plan may increase or decrease in value, even below the Exercise Price; (x) if the underlying Shares do not increase in value, the Option will have no value; (xi) in the event that the Employer is not the Company, the grant of an Option will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of an Option will not be interpreted to form an employment contract with the Employer or any Subsidiary or Affiliate of the Company; (xii) in consideration of the Option grant, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of Optionee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company and his or her Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; (xiii) Optionee is responsible for the payment of all taxes and social contributions which may be imposed on the Optionee as a result of accepting and/or exercising Option; and (xiv) the Company has advised Optionee to consult his or her attorney or accountant with respect to the tax consequences upon exercise of the Option and/or disposition of Shares acquired under the Plan.

10.	Data Privacy Consent. As a condition of the grant of the Option, the Optionee hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data as described in this paragraph by and among, as applicable, the Employer and the Company and any of its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

The Optionee understands that the Company and any Parent, Subsidiary or Affiliate hold certain personal information about the Optionee, including the Optionee’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”).

The Optionee acknowledges that Data may be transferred to E-Trade, Inc. (“E-Trade”) or such other broker as designated by the Company and to any third parties assisting in the implementation, administration and management of the Plan, provided that the Company ensures that the recipient maintains a level of privacy broadly equivalent to the standard set forth in the Company’s Internal Privacy Policy. The Optionee accepts that these recipients may be located in the United States or the European Economic Area and that the recipient’s country may have different data privacy laws and protections than Optionee’s country. Optionee understands that Optionee may request a list with the names and address of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data to a designated broker or other third party with whom the Optionee may elect to deposit any Shares acquired upon exercise of the Option such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on Optionee’s behalf. The Optionee understands Data will be held only as long as necessary to implement, administer and manage Optionee’s participation in the Plan. The Optionee understands that the Optionee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, without cost to Optionee, by contacting in writing Optionee’s local human resources representative. Optionee understands that withdrawal of consent may, however, affect Optionee’s ability to exercise or realize benefits from the Option. For more information on the consequences of refusal to consent or withdrawal of consent, Optionee understands that Optionee may contact Optionee’s local human resources representative.

As a condition of the grant of the Option, the Optionee unambiguously gives his or her consent to the transfer of Data, as described in this Agreement, and although countries outside of the European Union may lack legal provisions that offer an adequate level of protection, similar to the European Directive 95/46/EC, Optionee agrees that his or her personal data may be transferred to such countries.

11.	Entire Agreement; Interpretation. The Plan made available at the Company’s web site at [Intranet Link] is incorporated herein by reference. This Agreement (which includes Exhibit A hereto) and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. The Committee may amend this Agreement and the Plan from time to time. Optionee understands and agrees that the terms of the Option can only be amended in writing. Optionee agrees that the terms of the Plan govern the Option and that all interpretations and determinations made by the Company (or its Board of Directors and any committee of the Board administering the Plan) with respect to the Plan and this Agreement shall be final and binding on all persons. This Agreement is governed by California law except for that body of law pertaining to conflict of laws. Unless Optionee is subject to a mutual agreement to arbitrate with the Company, Optionee agrees to institute any legal action or legal proceeding relating to the Agreement or the Plan in state court in San Mateo County, California or in federal court in San Francisco, California. Optionee agrees to submit to the jurisdiction of and agrees that venue is proper in the aforesaid courts in any such action or proceeding.

12.	Language. If Optionee received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

13.	Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted hereunder, or Shares purchased under the Plan, or participation in the Plan or future options that may be granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.	Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

15.	Country-Specific Terms/Notifications. Exhibit A hereto contains country-specific terms and alerts that apply to Optionees. Such terms are part of this Agreement. As a result, Optionee should review the specific terms/notifications that apply to him or her in his or her particular country. These country specific alerts/notifications are available at the Company’s web site (in addition to being attached hereto) at:

[Intranet Link]

16.	By clicking on the “Accept” button, Optionee accepts the Option and agrees to be bound by its terms as set forth in the Plan and this Agreement (including Exhibit A hereto).

These terms apply to grants made on or after July 5, 2007.

Exhibit A
Oracle Corporation
2000 Long-Term Equity Incentive Plan
Special Provisions for Stock Options Granted in Countries Outside the U.S.
This Exhibit A includes additional terms and conditions of the grant of Options that will apply to Optionees in the countries listed below. In addition, this Exhibit A includes country alerts that pertain to exchange controls and other information that Optionees should be aware of with respect to their participation in the Oracle Corporation 2000 Long-Term Equity Incentive Plan (the “Plan”).

The alerts are based on the securities, exchange control and other laws in effect in your country as of May 2007. Such laws are often complex and change frequently. As a result, ORACLE STRONGLY RECOMMENDS THAT YOU DO NOT RELY ON THIS SUMMARY AS YOUR ONLY SOURCE OF INFORMATION RELATING TO THE CONSEQUENCES OF YOUR PARTICIPATION AS THE ALERTS MAY BE OUT OF DATE AT THE TIME YOU PURCHASE OR SELL SHARES.

In addition, the alerts are general in nature. The Company is not providing you with any tax advice with respect to your Option. The alerts that are provided below may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your situation. YOU MUST CONSULT YOUR PERSONAL TAX OR LEGAL ADVISORS FOR THE MOST CURRENT INFORMATION.

Finally, note that if you are a citizen or resident of a country other than the one you are working in, the information contained in these alerts may not be applicable to you.

Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan.

Singapore

Securities Law Information

The offer is being made on a private basis and is, therefore, exempt from registration in Singapore.

Alert to Optionees in Singapore who are Directors

If you are a director, associate director or shadow director of a Singaporean affiliate of the Company, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean affiliate in writing when you receive an interest (e.g., Options, Shares) in the Company or any related companies (including when you sell Shares acquired through exercise of your Option). In addition, you must notify the Singaporean subsidiary when you sell or receive shares of the Company or any related company (including when you sell or receive Shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of your interests in the Company or any related company within two days of becoming a director.

Switzerland

Tax Alert

For tax reasons, you must exercise your options using the cashless sell-all exercise method. To complete a cashless sell-all exercise you should notify your broker to: (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable taxes; and (iii) remit the balance in cash to you.

Securities Law Alert

The offer is considered a private offering in Switzerland and is therefore not subject to registration in Switzerland.

United Kingdom

Term of Grant

You will receive an option agreement for employees in the U.K, which will govern the terms of your Option.

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